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                                                                    EXHIBIT 4.63



                          XINHUA FINANCE MEDIA LIMITED
                              (CHINESE CHARACTERS)

                                       and

                              EAST ALLIANCE LIMITED

                                       and

                          OTHER PARTIES SET OUT HEREIN

                            -------------------------

                               PURCHASE AGREEMENT
                                  IN RESPECT OF
                            SHARES IN THE CAPITAL OF
                              EAST ALLIANCE LIMITED
                                       AND
                           OTHER ASSETS SET OUT HEREIN

                           --------------------------

                                  4 JUNE, 2007


               (KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LOGO)
                   Kirkpatrick & Lockhart Preston Gates Ellis
                              (CHINESE CHARACTERS)
                                 www.klgates.com

                         Our ref.: 55762-00006/CSMN/EWCM

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THIS PURCHASE AGREEMENT (this "AGREEMENT") is made on the 4th day of June 2007


BETWEEN

1. XINHUA FINANCE MEDIA LIMITED (CHINESE CHARACTERS), a company incorporated under the laws of the Cayman Islands with registration number 157511 and its registered address located at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, Cayman Islands, British West Indies, as purchaser ("XFM");

2. EAST ALLIANCE LIMITED, a company incorporated under the laws of the British Virgin Islands with incorporation number 1031254 and its registered address located at ATC Trustees (BVI) Limited of 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands (the "COMPANY");

3. DIVINE PROSPECT LIMITED, a company incorporated under the laws of the British Virgin Islands with incorporation number 1023035 and its registered address located at 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands, as vendor ("SHAREHOLDER A");

4. MULTI INTERACTIVE COMMUNICATION LIMITED, a company incorporated under the laws of the British Virgin Islands with incorporation number 610908 and its registered address located at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, as vendor ("SHAREHOLDER B, collectively with Shareholder A, the "VENDORS");

5. XIAO JIANBING, holder of PRC identity card number 131082197006120772, as covenantor ("COVENANTOR A"); and

6. XIAO QINGPING, holder of PRC identity card number 482501196410010612, as covenantor ("COVENANTOR B", collectively with Covenantor A, the "COVENANTORS")).


WHEREAS

A. The Vendors hold all of the legal and beneficial interest in the Company whereby Shareholder A holds 42,500 Company Shares (representing 85% of the total issued share capital for the Company) and Shareholder B holds 7,500 Company Shares (representing 15% of the total issued share capital for the Company).

B. XFM desires to purchase and the Vendors wish to sell to XFM all of the Company Shares they own and sell and procure the sale of certain other assets subject to the terms and conditions set out in this Agreement.

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NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the sufficiency, adequacy and receipt of which are hereby acknowledged, XFM, the Company, the Vendors and the Covenantors do hereby agree as follows:

1.   DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

     "ACCOUNTS RECEIVABLES" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any contract or agreement or otherwise; (b) any note receivable; or (c) any other receivable or right to payment of any nature;

     "ADR" means American Depositary Receipts;

     "AFFILIATES" of a specified Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person or, in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

     "ANCILLARY AGREEMENTS" means, collectively, the Group Structure Agreements, the Equity Transfer Documents, the Management Contracts, the Non-compete Deeds and any other agreements contemplated in this Agreement;

     "APRIL 30 STATEMENTS" means the Financial Statements of M-In as of April 30, 2007 provided by the Vendors and confirmed by XFM attached hereto as Schedule O;

     "ASSETS" means any real, personal, mixed, tangible, intangible or other property of any nature, including, but not limited to, cash or cash equivalents, inventory, prepayments, deposits, escrows, Accounts Receivables, Tangible Property, Intellectual Property, Real Property, software, Contract Rights and goodwill, and claims, causes of action and other legal rights and remedies of any nature whatsoever;

     "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday and Friday on which banks in Hong Kong or the PRC are required or permitted by laws to be open;

     "BRANCHES" means the branches and subsidiaries of M-In, particulars of which are set out under Schedule C;

     "CLOSING" has the meaning ascribed to it in Clause 2.4;

     "CLOSING DATE" has the meaning ascribed to it in Clause 2.3;

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     "CLOSING DELIVERABLE AGREEMENTS" means all the agreements or documents required to be delivered by the Vendors or the Covenantors under this Agreement as conditions to Closing;

     "CLOSING PAYMENT" has the meaning ascribed to it in Clause 2.2;

     "COMPANY CHARTER DOCUMENTS" has the meaning ascribed to it in Clause
     6.1(a);

     "COMPANY SHARES" means all of the share capital of the Company being ordinary shares each with a par value of US$1.00 in the capital of the Company comprising of the Shareholder A Shares and Shareholder B Shares;

     "CONDITIONS" means the conditions to the completion of the transactions described herein as set out in Clause 8;

     "CONSENT" means any consent, approval, permit, license, order, or authorization of or registration, declaration, or filing with or exemption by Governmental Entity;

     "CONTROL", "CONTROLS", "CONTROLLED" (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

     "DISCLOSING PARTY" has the meaning ascribed to it in Clause 11.4;

     "ENCUMBRANCE" means and includes any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien or assignment or any other encumbrance, priority or security interest or arrangement of whatsoever nature over or in the relevant property;

     "EQUITY INTERESTS" means all of the equity interest in M-In as at the date hereof, particulars of which are set out under Schedule C;

     "EQUITY TRANSFER DOCUMENTS" means all the documents, agreements and instruments as set out under Schedule M;

     "EQUITY TRANSFERS" has the meaning ascribed to it in Clause 3.2;

     "FOREIGN EXCHANGE RATE" means the average of the closing middle exchange rates posted on the website of the State Administration of Foreign Exchange at www.safe.gov.cn for the conversion of RMB to USD on the close of the fifteen trading days prior to any date of payment under this Agreement;

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     "GOVERNMENTAL ENTITY" means any court, regulatory body, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign;

     "GROUP" means, collectively, the Company and the PRC Group;

     "GROUP STRUCTURE AGREEMENTS" means contracts, agreements and documents set out in Schedule B;

     "HOLDBACK AMOUNT" has the meaning ascribed to it in Clause 9.6.

     "HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

     "IFRS" means the International Financial Reporting Standards issued by the International Accounting Standards Board from time to time;

     "INDEMNIFICATION CERTIFICATE" has the meaning ascribed to it in Clause 9.6.

     "INDEMNIFIED PARTY" has the meaning ascribed to it in Clause 9.4;

     "INDEMNIFYING PARTY" has the meaning ascribed to it in Clause 9.4;

     "INTELLECTUAL PROPERTY" means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property;

     "LEASE" has the meaning ascribed to it in Clause 6.2 (l) and the particulars of which are set out in Schedule F;

     "LICENSES" means all the licenses set out under Schedule N;

     "LICENSED INTELLECTUAL PROPERTY" means any and all license rights granted to the PRC Company in any third party intellectual property or other proprietary or personal rights, including any and all of the following that are licensed to the PRC Company anywhere in the world: (1) trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, service marks and trade dress; (2) patents;
     (3) mask works; (4) utility models; (5) domain names; (6) copyrights and copyrightable works; (7) databases; (8) graphics; (9) schematics; (10) marketing, sales and user data; (11) technology; (12) trade secrets, including confidential know-how, inventions, specifications and processes;
     (13) computer software programs of any kind (in both source and object code form); (14) application programming interfaces; (15) protocols; and (16) any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "M-IN" means Beijing Mobile Interactive Co., Ltd. (CHINESE CHARACTERS), a company incorporated under the laws of the PRC with registration number 1101052628368 and an address at Room 3A15, No. 1, Lizhe Zhong 2 Road, Chaoyang District, Beijing, the PRC, the particulars of which are set out under Schedule C;

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     "M-IN NI" has the meaning ascribed to it in the definition of "2007 Net
     Income";

     "MANAGEMENT CONTRACTS" means the management contract in the form set out in
     Schedule I and executed and delivered by each of the persons set out in Schedule J;

     "MARKET VALUE" shall mean, with respect to XFM Shares, the average of the closing price of XFM Shares or their equivalent in ADRs on NASDAQ for the fifteen (15) trading days up to and including the third trading day prior to the applicable date (adjusted to give effect to any splits, consolidations, dividends or other recapitalizations occurring during such fifteen-day period);

     "MATERIAL ADVERSE CHANGE" means any event or circumstance that occurs which might reasonably be expected to have a material adverse effect on the prospects, business, operations or financial condition of the Group or the PRC Company taken as a whole or that would materially affect the ability of any of the companies in the Group or any of the Covenantors who is a party to any of the Group Structure Agreements to perform its material obligations under any of the Group Structure Agreements, but excluding any material adverse change caused by XFM or its nominees, officers, directors or agents;

     "MATERIAL CONTRACTS" means the material contracts the particulars of which are set out in Schedule G;

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations;

     "NOMINEE 1" means Gao Fei (CHINESE CHARACTERS), a PRC national and holder of PRC identity card number 31010719731200820;

     "NOMINEE 2" means Cui Qiwei (CHINESE CHARACTERS), a PRC national and holder of PRC identity card number 310106198011160812;

     "NOMINEES" means, collectively, Nominee 1 and Nominee 2;

     "NON-COMPETE DEED" means the non-compete deed in the form set out in Schedule K and executed and delivered by each of the persons set out in Schedule L;

     "NON-DISCLOSING PARTIES" has the meaning ascribed to it in Clause 11.4;

     "OWNED INTELLECTUAL PROPERTY" means any and all of the following that are owned (including joint ownership) or held by the PRC Company anywhere in the world: (1) trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, service marks and trade dress; (2) patents; (3) mask works; (4) utility models; (5) domain names; (6) copyrights and copyrightable works; (7) databases; (8) graphics;
     (9) schematics; (10) marketing, sales and user data; (11) technology; (12) trade secrets, including confidential know-how, inventions, specifications and processes; (13) computer software programs of any kind (in both source and object code form); (14) application programming interfaces; (15) protocols; and (16) any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "PAYMENT DATE" has the meaning ascribed to it in Clause 4.4;

     "PERSON" or "PERSONS" means any natural person, corporation, company, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any governmental authority;

     "PRC" means the People's Republic of China;

     "PRC CHARTER DOCUMENTS" has the meaning ascribed to it in Clause 6.2(a);

     "PRC CLOSING" has the meaning ascribed to it in Clause 3.1(a);

     "PRC COMPANY" means, collectively, M-In and the Branches;

     "PRC GROUP" means, collectively, the PRC Company and the WFOE;

     "PURCHASE PRICE" means the Closing Payment and each Subsequent Payment;

     "REAL PROPERTY" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights.

     "RETURN PERIODS" has the meaning ascribed to it in Clause 6.2(j);

     "RETURNS" has the meaning ascribed to it in Clause 6.2(j);

     "RMB" or "RENMINBI" means the lawful currency of the PRC;

     "SERVICES AGREEMENT" means the services agreement between WFOE and M-In for the provision of certain services by the WFOE;

     "SHAREHOLDER A SHARES" means 42,500 Company Shares held by Shareholder A representing 85% of the total issued share capital of the Company to be sold by Shareholder A to XFM, particulars of which are set out under Schedule C;

     "SHAREHOLDER B SHARES" means 7,500 Company Shares held by Shareholder B representing 15% of the total issued share capital of the Company to be sold by Shareholder B to XFM, particulars of which are set out under Schedule C;

     "SUBSEQUENT PAYMENTS" means the amount payable by XFM in accordance with Clause 4;

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     "TANGIBLE PROPERTY" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, spare parts, forms, supplies or other tangible personal property of any nature;

     "US$" and "US DOLLARS" means the lawful currency of the United States of America;

     "WFOE" means Wuxianshijie (Beijing) Information Technology Co., Ltd. (CHINESE CHARACTERS), a wholly foreign owned enterprise established in the PRC as a wholly-owned subsidiary of the Company with a registered address at (CHINESE CHARACTERS), the details of which are set out in Schedule C;

     "XFM CONTRIBUTION" means the revenue of M-In generated from XFM, its Affiliates or any party introduced to M-In by XFM or its Affiliates determined in accordance with Clause 4.7;

     "XFM SHARES" means the Class A common shares in the share capital of XFM with a par value of US$0.001 each;

     "2007 AMOUNT" has the meaning ascribed to it in Clause 4.1(a);

     "2007 FINANCIALS" means the audited financial statements for each of the WFOE and M-IN for the financial year ended 2007, in each case prepared in accordance with IFRS by one of Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers selected by the Vendors in accordance with Section 4.2;

     "2008 FINANCIALS" mean the audited financial statements for the PRC Group for the financial year ended 2008 prepared in accordance with IFRS by one of Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers selected by the Vendors in accordance with Section 4.2;

     "2007 NET INCOME" means an amount determined by the following:

               2007 Net Income = 2007 M-In NI + 2007 XFM NI

     Where:    2007 XFM NI = 50%(30%(2007 XFM Contribution))

               2007 XFM CONTRIBUTION = XFM Contribution for 2007

               2007 M-IN NI = M-In's income or loss and WFOE's net income, each as set out in the 2007 Financials prepared in accordance with IFRS excluding:

               (1)  extraordinary items;
               (2)  any XFM Contribution and any related costs and expenses;
               (3) any expenses or provision made or gain recognised relating to amortization, written-off, impairment loss or adjustment of goodwill which arises from acquisitions or disposal of companies or business by M-In in the preparation of the 2007 Financials;

     "2008 AMOUNT" has the meaning ascribed to it in Clause 4.1(b); and

     "2008 NET INCOME" means an amount determined by the following:

               2008 Net Income = 2008 M-In NI + 2008 XFM NI

     Where:    2008 XFM NI = 50%(30%(2008 XFM Contribution))

               2008 XFM CONTRIBUTION = XFM Contribution for 2008

               2008 M-IN NI = PRC Group's net income set out in the 2008 Financials prepared in accordance with IFRS excluding:

               (1)  extraordinary items;
               (2)  any XFM Contribution and any related costs and expenses;
               (3) any expenses or provision made or gain recognised relating to amortization, written-off, impairment loss or adjustment of goodwill which arises from acquisitions or disposal of companies or business by M-In in the preparation of the 2008 Financials.

1.2  Interpretation. In this Agreement:

     (a) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

     (b) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification);

     (c) all time and dates in this Agreement shall be Hong Kong time and dates except where otherwise stated;

     (d) unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender; and

     (e) references herein to Clauses, Recitals and Schedules are to clauses and recitals of and schedules to this Agreement.

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1.3  Recitals, Schedules. All recitals and schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the recitals and schedules.

1.4 Joint Obligations. Warranties, covenants, indemnities or other obligations expressed in this Agreement to be given by more than one party shall be deemed to be given by such parties on a joint and several basis unless otherwise expressly provided for.


2.   SALE AND PURCHASE

2.1 Purchase and Sale of Company Shares. Subject to the terms and conditions set out in this Agreement, XFM (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred
     to) agrees with the Covenantors, Shareholder A and Shareholder B to purchase for the the Purchase Price, and the Covenantors agree to procure Shareholder A and Shareholder B, and Shareholder A and Shareholder B agree, to sell and cause to be sold to XFM or its nominee at Company Closing, all of Shareholder A and Shareholder B's direct and indirect interests in the Shareholder A Shares and Shareholder B Shares with effect from the Closing Date free from all options, liens, charges, pledges, claims, agreements, encumbrances, equities and other third party rights of any nature whatsoever and together with all rights of any nature whatsoever now or hereafter attaching or accruing to them including all rights to any dividends or other distribution declared, paid or made in respect of them after the Closing Date.

2.2  Closing Payment.

     The "CLOSING PAYMENT": shall be in cash to be paid as follows:

     (a) Eight Million Nine Hundred Seventeen Thousand Two Hundred Forty Nine US Dollars (US$8,917,249) within three (3) Business Days from the Closing Date with eighty-five per cent (85%) and fifteen per cent (15%) of such amount, respectively, to such accounts as may be directed in writing jointly by the Vendors on the day following the signing of this Agreement; and

     (b) Ten Million Renminbi (RMB10,000,000) within three (3) Business Days from the date of the completion of the filings and registration of the Equity Transfers with Five Million One Hundred Thousand Renminbi (RMB5,100,000) to Xiao Jianbing or such account as he may direct and Four Million Nine Hundred Thousand Renminbi (RMB4,900,000) to Xiao Qingping or such account as he may direct in writing which directions shall be issued on the day following the signing of this Agreement.

2.3  Subsequent Payments

     XFM shall pay to the Vendors the Subsequent Payments in accordance with Clause 4.

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2.4  Closing. The completion of the purchase and sale of the Company Shares (the
     "CLOSING") shall take place at the offices of M-In or at such other place as may be agreed upon by the Parties on the date that is immediately following confirmation from XFM that the Conditions have been satisfied or waived. The date and time of the Closing are herein referred to as the "CLOSING DATE". For greater certainty, XFM shall not be obliged to pay any amount of the Closing Payment unless all the Conditions are fulfilled or waived by XFM. Without prejudice to any other remedies available to XFM, XFM may defer Closing and the payment of the Closing Payment until all Conditions are fulfilled or waived. Subject to the foregoing, the completion of the Closing and the payment of the Closing Payment shall be made.

2.5 Conditions to Closing. The obligations of XFM under this Agreement to complete the purchase of the Company Shares and to pay the Closing Payment therefor are subject to the satisfaction or waiver on or before the Closing Date of all of the Conditions.

2.6 Vendors Closing Obligations. On the Closing Date, the Vendors and the Covenantors shall deliver or procure to be delivered to XFM the following documents:

     (a) duly completed and signed undated instrument of transfers of the Company Shares by the registered holders thereof in favour of XFM or any entity as it may direct together with the share certificates representing the applicable Company Shares;

     (b) duly completed and signed letters of resignation from existing directors and company secretary (where applicable) of the Company;

     (c) where applicable, shareholders' and directors' resolution of the Company approving the resignation of the existing directors and company secretary (where applicable), the appointment of the persons nominated by XFM to be new directors and company secretary, the transfer of the Company Shares and change of principal office of the Company;

     (d)  any books and records of the Company (if any);

     (e) written notice in the form to the satisfactory of XFM issued to the BVI agent of the Company notifying them of the change in authorised contact person;

     (f) where applicable, shareholders' and director's resolution of WFOE approving the amendment of the articles of association of WFOE in a form satisfactory to XFM, the resignation of Xu Chang Ji as the executive director and legal representative of WFOE and appointment of the persons nominated by XFM to be the new executive director and legal representative of WFOE and any other documents as may be required to effect the foregoing;

     (g)  any books and records of WFOE;

     (k) the Ancillary Agreements executed by the parties thereto other than XFM or its Nominees in the forms as set out in the Schedules; and

     (l) all other documents that may be required by XFM for the purposes herein, including but not limited to, all documents required to be signed, submitted to and/or registered with to any Governmental Entity.

2.8 Delays in Payment. If any party to this Agreement defaults in the payment of any amounts payable under the terms of this Agreement, such partyshall pay to the party to whom payment is due (the "NON DEFAULTING PARTY") interest on such overdue amounts thereafter until payment in full at the rate of 12% per annum provided that such remedies contained in this Clause shall be without prejudice to any other rights and remedies available to the Non Defaulting Party.

2.8 WFOE Registered Capital. For greater certainty, the Vendors and the Covenantors shall not be responsible for the payment of the capital contribution of the WFOE.


3.   COVENANTS OF THE VENDORS

3.1 Equity Interests. The Vendors and the Covenantors shall jointly and severally procure and guarantee each of the following as soon as practicable following the execution and delivery of this Agreement and prior to Closing:

     (a) the sale and transfer of the Equity Interests by all current holders thereof to the Nominees as to 50% in favour of each of the Nominees for the total consideration of Ten Million Renminbi (RMB10,000,000) (the "PRC PAYMENT") and the performance of all actions required or contemplated under this Agreement by all of the holders of the Equity Interests (the "PRC CLOSING");

     (b)  the resignation of Xu Chang Ji as executive director of M-In;

     (c) the amendment of the articles of association of M-In to provide for a board of three (3) directors of which two (2) shall be persons nominated by XFM and one (1) shall be nominated by the Covenantors, and appointment of new legal representative and bank account signatory of M-In nominated by XFM and any other documents as may be required to effect the foregoing PROVIDED THAT the Covenantors' right to nominate a director of M-In shall terminate and the Covenantors shall cause such director to tender his resignation on December 31, 2008 or earlier termination of this Agreement by XFM; and

     (d) the registration of the ownership of the Equity Interests in the name of the Nominees in the following proportions:

          (i)  Nominee 1: 50% (RMB5,000,000)
          (ii) Nominee 2: 50% (RMB5,000,000).

3.2 Transfer of Equity Interests. As soon as practicable after the execution and delivery of this Agreement and at or prior to Closing, the Vendors and the Covenantors shall complete the transfer and procure the completion of the transfer of (as the case may be) all of the Equity Interests from the existing holders thereof to the Nominees as to 50% of the total Equity Interests in favour of each of the Nominees (the "EQUITY TRANSFERS"), including, but not limited to, the signing and submission of all the Equity Transfer Documents.

3.3 Equity Transfer. The Vendors and the Covenantors shall, within three (3) Business Days from the date of the completion of the filings and registration of the Equity Transfers, procure the payment of the PRC Payment in the aggregate to the holders of the Equity Interests or such other person as each of them may direct in accordance with the following:

     (a) Xiao Jianbing: Five Million One Hundred Thousand Renminbi (RMB5,100,000) for the transfer of all of Xiao Jianbing's Equity Interests (representing 51% of the total registered capital of M-In); and

     (b) Xiao Qingping: Four Million Nine Hundred Thousand Renminbi (RMB4,900,000) for the transfer of all of Xiao Qingping's Equity Interests (representing 49% of the total registered capital of M-In).

3.4 Transfer Procedures. The Vendors and the Covenantors hereby jointly and severally undertake to XFM that as soon as practicable after the execution and delivery of this Agreement and prior to Closing they shall:

     (a) execute and deliver and procure the due execution and delivery of all documents required to be executed and delivered by the Vendors, all other holders of the Equity Interests or any other party necessary to vest in the Nominees their interests in all property and rights in M-In and the Equity Interests as are intended to be vested in them in consideration of the PRC Payment by or pursuant to this Agreement and the Ancillary Agreements; and

     (b) file and submit and procure the filing and submission of all documents required to effect the Equity Transfers with the relevant Governmental Entities in the form satisfactory to XFM.

3.5 Governance. Upon the completion of the Equity Transfers, the Vendors and the Covenantors shall and shall procure the following:

     (a) deliver to XFM or such parties nominated by XFM written confirmation from the Vendors and the Covenantors that they are not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings herein contained;

     (b) deliver to XFM or such parties nominated by XFM shareholders' resolution of M-In approving the resignation of the executive director and the legal representative and bank account signatory of M-In and the establishment of a board of directors of three (3) directors of which two (2) shall be persons nominated by XFM and one (1) shall be nominated by the Covenantors, and appointment of new legal representative and bank account signatory of M-In and any other documents as may be required to effect the foregoing provided, however, that the Covenantors' right to nominate a director of M-In shall terminate and the Covenantors shall cause such nominee to tender his resignation December 31, 2008;

     (c)  all books and records of M-In;

     (d)  any books and records of each of the Branches;

     (e) all powers of attorney or other authorities under which the transfers of the Equity Interests have been executed (if any);

     (f) such waivers, consents and other documents as XFM may require to give to XFM or its nominees good title to the Equity Interests and to enable XFM or its nominees to become the registered holders thereof; and

     (g)  such other papers and documents as XFM may reasonably require.


4.   SUBSEQUENT PAYMENTS

4.1 Subsequent Payments. Subject to Clause 4.2, XFM shall pay the following amounts (in RMB or its USD equivalent calculated based on the Foreign Exchange Rate) to the Vendors or such other party designated by the
     Vendors:

     (a) an aggregate amount (the "2007 AMOUNT") equal to the product of ((A) 2007 Net Income and (B) 8.5 and (C) 35%)); and

     (b) an aggregate amount (the "2008 AMOUNT") equal to the product of ((A) 2008 Net Income and (B) 9.5 and (C) 30%); but

     (c) PROVIDED THAT if the M-In NI for 2007 is less than Three Million Four Hundred Thirty Thousand US Dollars (US$3,430,000), the following amount (the "ADJUSTMENT") shall be deducted from the cash portion of the 2007 Amount and, should there be any excess Adjustment thereafter, the excess Adjustment shall be deducted from the 2008 Amount:

          Adjustment = (35%)(7.5)(US$3,430,000 -- 2007 M-In NI)

4.2 Preparation of 2007 and 2008 Financials. The Vendors shall instruct one of Deloitte, Ernst & Young, KPMG or PriceWaterhouseCoopers as the auditors to:

     (a) based on a scope of work determined by XFM acting reasonably, prepare and issue the 2007 Financials and 2008 Financials within 180 days from the end of each of the financial years ended December 31, 2007 and December 31, 2008, respectively; and

     (b) provide a copy of the 2007 Financials and 2008 Financials to XFM, the Vendors and the Covenantors as soon as they are issued..

     The Vendors shall bear all costs of or related to the preparation of the 2007 Financials and 2008 Financials.

4.3 Calculation of the 2007 Amount and 2008 Amount. Within five (5) days of the delivery to XFM of the 2007 and 2008 Financials, respectively, XFM shall deliver to the Vendors and Covenantors its calculation of the 2007 Amount and 2008 Amount, respectively, which notice shall include reasonable detail of the basis of such calculations to enable the parties and/or their advisors to review the applicable calculations. If the Vendors and Covenantors (acting together) do not dispute in a written notice to XFM the calculation of the 2007 Amount or the 2008 Amount, as the case may be, within ten (10) days of receiving the same, or if the Vendors and Covenantors jointly advise XFM in writing that they accept the calculation within such ten (10) day period, then the 2007 Amount and 2008 Amount shall for all purposes be considered final, accepted and approved by all parties. If the Vendors and Covenantors shall raise any dispute regarding the calculation of the 2007 Amount and 2008 Amount within such ten (10) day period, then the parties shall endeavour to resolve such dispute amicably within an additional period of ten (10) days. If successful, the 2007 Amount and 2008 Amount, as the case may be, as adjusted to so resolve such dispute, shall for all purposes be considered final, accepted and approved by all parties. If the parties do not reach an agreement with respect to the calculation within such ten (10)-day period, then the matter shall be referred to arbitration in accordance with this Agreement for final determination; provided, that upon resolution of such matter by arbitration, the Party that was unsuccessful in the arbitration with respect to such matter shall be solely responsible for all reasonable fees, costs and expenses relating to the arbitration.


4.4 Payment. XFM shall pay the 2007 Amount and 2008 Amount or its US dollar equivalent determined with the Foreign Exchange Rate in a combination of
     (A) money in US Dollars in an amount equal to 60% of such sum, and (B) delivery of XFM Shares, rounded up to the nearest whole share, with an aggregate Market Value equal to 40% of such sum. Notwithstanding the foregoing, XFM may, in its sole discretion, deliver to the Vendors or any other person(s) designated by the Vendors money in US Dollars in lieu of all or a portion of the 2007 Amount or 2008 Amount otherwise deliverable to the Vendors in XFM Shares. Notwithstanding the foregoing, if for any reason XFM Shares or the ADRs representing them payable to the Vendors are not actively traded on NASDAQ or a comparable public trading market or that the issuance of such XFM Shares and the ADRs representing them are in any way prohibited or restricted under any applicable laws and regulations, then XFM shall so notify the Vendors, and the Vendors may, by written notice to XFM, elect to receive money in US Dollars in lieu of the portion of the 2007 Amount or 2008 Amount otherwise deliverable to the Vendors in XFM Shares.

4.5 Payment Date. XFM shall pay the cash portion of the 2007 Amount and 2008 Amount to the Vendors or any other person jointly designated by the Vendors within five (5) Business Days following the final determination of the 2007 Amount and the 2008 Amount respectively (the "FINAL DETERMINATION DATE"), and issue the XFM Shares portion of the 2007 Amount and 2008 Amount within twenty (20) Business Days following Final Determination Date (each such cash payment or share issuance date being a "PAYMENT DATE").

4.6 Manner of Payment. Notwithstanding any other provision contained herein, at least five (5) Business Days in advance of each Payment Date, the Vendors shall, in writing, advise XFM of the manner in which XFM shall pay such 2007 Amount and 2008 Amount. Specifically, the Vendors shall advise XFM of the persons and necessary account information where such payments shall be made and how such shares should be issued.

4.7 Maximum Payment. Notwithstanding anything to the contrary herein, the aggregate of the Closing Payment, the 2007 Amount and 2008 Amount and any other amounts payable under the Ancillary Agreements shall not exceed Fifty-six Million Two Hundred Thousand US Dollars (US$56,200,000). For greater certainty, XFM shall not and shall not have any obligation to pay any amount in excess of Fifty-six Million Two Hundred Thousand US Dollars (US$56,200,000) in the aggregate under this Agreement and the Ancillary Agreements.

4.8 XFM Contribution. To determine the XFM Contribution, XFM or the general manager of M-In may submit a business plan to the other party setting out the costs and expenses budgeted to serve the particular new business required to be introduced by XFM or its Affiliates along with the anticipated revenue therefrom. The business plan shall be negotiated and confirmed in writing by both XFM and the general manager of M-In. The determination of XFM Contribution shall be based on actual revenues and expenses associated with the business approved in accordance with the above.

4.9 2007 Financials and 2008 Financials. Notwithstanding any other provision herein and absent manifest error, the 2007 Financials and 2008 Financials shall be final conclusive and binding on all parties and shall not be subject to further dispute, arbitration or other reassessment or calculation or determination.

4.10 If a dispute arises regarding the determination of any Subsequent Payment, such dispute will be resolved in accordance with Section 4.3; provided, however, that XFM shall pay any undisputed portion of the applicable Subsequent Payment on the earlier of the applicable Payment Date or within ten (10) days of the date on which the Vendors and the Covenantors (acting together) advise XFM in writing of the substance of the dispute regarding such determination.

5.   COVENANTS

5.1 Further Covenants. The Vendors and the Covenantors hereby irrevocably covenant and undertake to XFM to execute and deliver and procure the due execution and delivery of all such further documents required to be signed by the Vendors or members of the Group as are necessary to vest in XFM or its nominees all such property and rights as are intended to be vested in them by or pursuant to this Agreement and the Group Structure Agreements. Each of the signing parties shall bear the expenses incurred by it.

5.2 Directors. Each of the parties hereto shall do and shall procure to be done all actions necessary to ensure that the directors of the Company shall be such persons to be nominated by XFM and the board of directors of M-In shall be comprised of three (3) directors of which two (2) shall be persons nominated by XFM and one (1) shall be nominated by the Covenantors provided, however, that the Covenantors' right to nominate a director of M-In shall terminate and the Covenantors shall cause such nominee to tender his resignation on December 31, 2008.

5.3 Limitation on Transfer of Interests. Prior to Closing Date, none of the parties to this Agreement shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "TRANSFER") any Company Shares or Equity Interests or any right, title or interest therein or thereto, except to an Affiliate of such party or in connection with fundraising activities of XFM and in accordance with the memorandum and articles of association of the Company and M-In, as applicable, and any attempt to transfer any Company Shares or Equity Interests or any rights under any of them in violation of the preceding sentence shall be null and void ab initio.

5.4 Joint and Several Liability. All obligations and liabilities of the Vendors and the Covenantors or any one of them hereunder, howsoever stated, shall be the joint and several obligations and liabilities of each Vendor and each Covenantor.

5.5 Senior Management. The Covenantors may nominate the General Manager, the Chief Financial Officer and Chief Operating Officer for M-In for the approval of XFM shall whose approval shall not be unreasonably withheld for a period until 31 December 2008 and whose employment can only be terminated in accordance with the Management Contract. XFM shall bear its own expenses arising from the employment of any persons nominated solely by XFM.

5.6 Operations and Reorganization. Prior to December 31, 2008 or such earlier date of termination of this Agreement by XFM, XFM shall not:

     (a) disrupt the management of the business of M-In in the ordinary course (including their control over operating expenses, employment matters and pricing) PROVIDED THAT the business is carried on in a lawful manner in all respects and in the best interests of the shareholders of XFM and subject to the reasonable oversight of the XFM Board;

     (b) undertake any reorganization of the ownership of M-In or merger of M-In with any other business which has an adverse effect on the business operations of M-In;

     (c) Impose any expenses on the WFOE without the prior written approval of General Manager of M-In.


6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDORS AND THE
     COVENANTORS

     The Vendors and the Covenantors hereby jointly and severally represent and warrant and covenant to XFM that the following statements are true and correct as of the date hereof:

6.1  The Company. In respect of the Company:

     (a) Organization, Standing, and Power. It is a company duly organized, validly existing, and in good standing under the laws of British Virgin Islands, has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. It has made available to XFM complete and correct copies of its articles of incorporation, bylaws, registers and/or other organizational documents ("COMPANY CHARTER DOCUMENTS") of it, in each case, as amended to the date hereof.

     (b) Corporate Records. Its minute books and corporate records, complete and correct copies of which have been made available to XFM, contain correct and complete records of all proceedings and actions taken at all meetings of, or effected by written consent of its shareholders and its board of directors and all original issuances and subsequent transfers, repurchases, and cancellations of its shares.

     (c)  Capital Structure.

          (i) Immediately prior to and following Closing Date its issued share capital will be as set out in Schedule C and Schedule D, respectively.

          (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which it is a party or by which it may be bound obligating company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares, or obligating it to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. It does not have outstanding any bonds, debentures, notes or other indebtedness.

          (iii) No shares in the Company are beneficial owned or controlled by any Chinese nationals or residents.

     (d) Branches. It does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set out in Schedule C. Its particulars as set out in Schedule C are true and accurate in all respects and the percentage of its share capital shown therein as owned or controlled by it is beneficially owned and clear of all Encumbrances. There is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any of its share or loan capital (including any of its option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests).

     (e) Authority. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action of its board of directors. Certified copies of the resolutions adopted by its board of directors approving this Agreement and transactions contemplated hereby and thereby have been provided to XFM.

     (f) Execution. Its execution and delivery of this Agreement shall constitute valid, binding, and enforceable obligations of it in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (g) Compliance with Laws and Other Instruments. It holds, and at all times has held, all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

     (h) Corporate Governance. Neither the execution and delivery of nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its Company Charter Documents; (ii) require any Consent, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.

     (i) No Liabilities and No Business Activities. Save as contemplated under this Agreement and as disclosed in the Disclosure Schedule, it has no liabilities of any nature howsoever arising, is not involved in any litigation whether as plaintiff or defendant, has no assets and is not carrying on any business of any nature.

     (j) No Contracts. Save as contemplated under this Agreement, it has not entered into any agreement, contract, legal arrangement or documentation of any type or nature.

6.2  PRC Company. In respect of the PRC Company (where applicable):

     (a) Organization, Standing, and Power. The company is a company duly organized, validly existing, and in good standing under the laws of the PRC, have all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. The company has made available to XFM complete and correct copies of the company's articles of incorporation ("PRC CHARTER DOCUMENTS"), in each case, as amended to the date hereof.

     (b) Corporate Records. The complete and correct copies of the minute books and corporate records of the company which has been filed with the local authorities including, but not limited to, the Industry and Commerce have been made available to XFM and are materially complete, correct and accurate.

     (c)  Capital Structure.

          (i) Immediately prior to Closing Date, the capital structure of each of the PRC Company shall be as set out in Schedule C.

          (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which the company is a party or by which the company may be bound obligating to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interest, or obligating the company to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. The company has no outstanding bonds, debentures, notes or any indebtedness.

          (iii) Xiao Jianbing and Xiao Qingping are the owners of all interests in and to M-In free and clear of all Encumbrances and, except any rights in favour of XFM in this Agreement, no other party has any rights, now existing or contingent, whether or not exercised or claimed and whether or not by exercise of the power of any Governmental Entity, to any interest in the company.

     (d) Branches. The company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set out in Schedule C. The particulars of the company set out in Schedule C are true and accurate in all respects and the percentage of the equity interest shown therein as owned or controlled by any party is beneficially owned free from any Encumbrance, save as contained in the Group Structure Agreements. Save as expressly provided in the Group Structure Agreements, there is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any share or loan capital of the company (including any option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests in the company).

     (e) Compliance with Laws and Other Instruments. The company holds all material licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations including without limitation the Licences as set out under Schedule N or the failure to obtain such licenses shall have a Material Adverse Change on the business or assets of the company. Except as set forth in the Disclosure Schedule, The company has duly and promptly performed all requisite inspections, including but not limited to, annual inspections by any Governmental Entity for the lawful conduct of its business and its operation and for it to validly and legally hold all its licenses, permits and authorizations.

     (f) Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by the company of its obligations under this Agreement will (i) conflict with or result in any breach of the PRC Charter Documents; (ii) require any Consent by any Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of the company or equity interest in the company under any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which the company is a party.

     (g)  Technology and Intellectual Property Rights.

          (i) Schedule E contains a list of the Intellectual Property which includes the following:

                (A) all patents, domain names, trademarks, trade names, trade dress and service marks, and any applications and registrations for any of the foregoing, that is included in the Owned Intellectual Property;

                (B) all registered copyrights, and applications for registered copyrights for any Owned Intellectual Property;

                (C) all material products and services that currently are published and/or offered by the company, or that are currently under development by the company and scheduled to be commercially released or offered within six (6) months of the Closing Date;

                (D) all material licenses and sublicenses of Owned Intellectual Property;

                (E) all Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the company) and any sublicenses thereto; and

                (F) any material obligation of exclusivity, non-competition, non-solicitation, first negotiation or "most favoured nation" or "equally favoured nation" (e.g. obligating the company to provide terms as favourable or more favourable as granted to others) to which the company is subject under any agreement that does not fall within the ambit of (D) or
                     (E) in this paragraph.

          (ii) Except as set forth in the Disclosure Schedule, the company owns or has the right to use all Intellectual Property used or held for use in the conduct of its business without any conflict with the rights of others. All products and technology that have been or currently are published and/or offered by the company or are under development by the company, and all products and/or technology underlying any and all services that have been or currently are offered by the company or are under development by the company is either: (1) owned by the company, (2) in the public domain, or (3) rightfully used by the company pursuant to a valid written license or other agreement.

          (iii) The company is not, as a result of the execution or delivery of the Group Structure Agreements, nor performance of the company's obligations under the Group Structure Agreements will the company be in violation of any license, sublicense or other agreement relating to the Intellectual Property or of any non-disclosure agreement to which the company is a party or otherwise bound.

          (iv) Except as set forth in the Disclosure Schedule, the company is not obligated to provide any financial consideration or other consideration to any third party, nor is any third party otherwise entitled to any financial consideration or other consideration, with respect to any exercise of rights by the company or its successors in the Intellectual Property.

          (v) The company's use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Owned Intellectual Property by the company or its licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, database right, moral rights, rights to use likeness, other intellectual property rights, right of privacy, right of publicity or right in personal or other data of any person. Further, except as set forth in the Disclosure Schedule, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Licensed Intellectual Property or any other authorized exercise of rights in or to Licensed Intellectual Property by the company or their licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, the distribution, licensing, sublicensing, sale, or other provision of products and services by the company or its resellers or licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person.

          (vi) No action, suit or proceeding (i) challenging the validity, enforceability, or ownership by the company of any of Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Owned Intellectual Property by the company or its licensees infringes, misappropriate or violates any intellectual property or other proprietary or personal right of any person is pending or is threatened by any person. Further, no claim to the effect that the distribution, licensing, sublicensing, sale or other provision of products and services by the company or its resellers or licensees infringes, misappropriates or violates any intellectual property or other proprietary or personal right of any person is pending or, to the knowledge of the Vendors, is threatened by any person. There is no unauthorized use, infringement or misappropriation of any of Owned Intellectual Property by any third party, employee or former employee to the best knowledge of the Vendors.

          (vii) No other party has any security interests in any Intellectual Property.

          (viii) The company has secured from all parties who have created any portion of, or otherwise have any rights in or to, Owned Intellectual Property, other than employees of the company whose work product was created by them entirely within the scope of their employment by the company and constitutes work made for hire owned by the company, valid written assignments or licenses of any such work or other rights to the company that are enforceable by the company and has made available true and complete copies of such assignments or licenses to XFM.

          (ix) The company owns all right, title and interest in and to all data the company collect from or discloses about users of its products and services. The company's practices regarding the collection and use of consumer personal information are in accordance in all respects with applicable laws and regulations of all jurisdictions in which the company operates.

          (x) No officer, director, stockholder or employee of the company, nor any spouse, or relative thereof, owns directly or indirectly, in whole or in part, any Intellectual Property.

          (y) Except as set forth in the Disclosure Schedule, the Company has not transferred, assigned, disposed in any manner of any Intellectual Property.

     (h) Financial Statements. There are no liabilities, claims or obligations against the company of any nature in excess of US$5,000, whether absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown in the April 30 Statements.

     (i) Accounts Receivable. Except as set forth in the Disclosure Schedule, all of the accounts receivable shown in the April 30 Statements as of the Closing Date will have arisen out of bona fide transactions of the company in the ordinary course of business and have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such April 30 Statements and net of returns and payment discounts allowable by the company's policies) and can reasonably be anticipated to be paid in full without outside collection efforts within two hundred seventy
          (270) days of the due date.

     (j)  Taxes.

          (i) Except as set forth in the Disclosure Schedule, the company has timely filed (or caused to be filed) all tax returns ("RETURNS") required to be filed by it. All taxes required to be paid (whether or not shown on any Return) in respect of the periods covered by such Returns ("RETURN PERIODS") have been paid or fully accrued up until Closing Date. The company has not requested or been granted any extension of time to file any Return. The Vendors have made available to XFM true and correct copies of all Returns, and all material correspondence with any taxing authority.

          (ii) No deficiencies or adjustments for any tax of the company has been claimed, proposed or assessed or threatened in writing and not paid. There is currently no claim outstanding by an authority in a jurisdiction where the company does not file Returns that the company is or may be subject to taxation by that jurisdiction. Except as set forth in the Disclosure Schedule, the company is not subject to any pending or threatened tax audit or examination. The company has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or Returns.

          (iii) For the purposes of this Agreement, the terms "tax" and "taxes" shall include all taxes, assessments, duties, tariffs, registration fees, and other governmental charges in the nature of taxes including, all income, franchise, property, production, sales, use, payroll, license, windfall profits, value added, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

          (iv) There are no liens for taxes upon the assets of the company except for taxes that are not yet payable. The company has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

     (k) Absence of Certain Changes and Events. Since the April 30 Statements, there has not been:

          (i) Any transaction involving more than US$8,000 for a single transaction and a series of transactions involving in aggregate more than US$200,000 entered into by the company other than in the ordinary course of business;

          (ii) Any declaration, payment, or setting aside of any dividend or other distribution to or for any of the holders of any equity interest;

          (iii) Any termination, modification, or rescission of, or waiver by the company of rights under, any contract having or reasonably likely to have a Material Adverse Change on the business of the company;

          (iv) Any discharge or satisfaction by the company of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than liabilities shown on the April 30 Statements and liabilities incurred since the date of the April 30 Statements in the ordinary course of business;

          (v) Any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction created on any of the assets, tangible or intangible, of the company having or reasonably likely to have a Material Adverse Change on the business of the company;

          (vi) Except as set forth in the Disclosure Schedule, any settlement amount of any claim, dispute, suit, proceeding or investigation regarding the company; or

          (vii) Any event or condition resulting in a Material Adverse Change on the business of the company.

     (l) Leases in Effect; Real Estate. All real property leases and subleases to which the company is a party and any amendments or modifications thereof are listed in Schedule F (each a "LEASE" and, collectively, the "LEASES"). The company has a valid leasehold interest under such Leases. There are no existing defaults, and the company has not received or given any written notice of default or claimed default with respect to any Lease and there is no event that with notice or lapse of time, or both, would constitute a default thereunder. All real property occupied by the company is subject to a written lease. The company holds no interest in real property other than the Leases.

     (m) Personal Property. The company has valid title, free and clear of all title defects, security interests, pledges, options, claims, liens, and encumbrances of any nature whatsoever to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the April 30 Statements, except for acquisitions and dispositions since the date of the April 30 Statements in the ordinary course of business and not exceeding US$1,000.

     (n) Litigation and Other Proceedings. None of the company nor any of its past or present officers, directors, or employees, is a party to any pending or, threatened action, suit, labour dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of the company or affecting any properties, assets or capital of the company, nor is there any reasonable basis for any such action, suit, labour dispute, proceeding, investigation or discrimination claim, or, in the case of an individual, from acts in his or her capacity as an officer, director, employee, agent or contractor of the company. Except as set forth in the Disclosure Schedule, the company is not a named party to any order, writ, judgment, decree, or injunction.

     (o) No Defaults. The company is and has not received written notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) its PRC Charter Documents; (ii) any judgment, decree, or order to which the company is a named party; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which the company is now a party or by which it or any of its properties or assets is bound, except for defaults and violations which have been cured or, individually or in the aggregate, would not have a Material Adverse Change on the business of the company.

     (p) Material Contracts. Except for the agreements set out in Schedule G (the "MATERIAL CONTRACTS") the company is not a party to or bound by:

          (i) Except as set forth in the Disclosure Schedule, any employment contract or arrangement providing for annual salary in excess of US$30,000 with any officer or employee or with any consultant or director providing for annual compensation in excess of US$30,000;

          (ii) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, severance, acceleration of vesting of benefits, payments upon change of control events, or the like;

          (iii) Any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits;

          (iv) Reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, US$50,000 or pursuant to which the company has granted or received manufacturing rights, most favoured nation pricing provisions, or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

          (v) Any agreement, franchise, or indenture where the amount of consideration payable thereunder is greater than US$50,000 in any year during the term of such agreement, franchise or indenture and which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, Closing Date, or the consummation of the transactions contemplated;

          (vi) Any license, permit, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, the Closing Date or the consummation of the transactions contemplated;

          (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of US$5,000 or more; or

          (viii) Any contract containing covenants purporting to limit the company's freedom to compete in any line of business in any geographic area.

          All Material Contracts are valid and in full force and effect and the company has not, nor has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof other than such beaches or defaults that have been cured or that would not cause a Material Adverse Change to the assets or business of the company. The Vendor has made available to XFM a copy of each Material Contract specified in Schedule G together with all amendments, material written waivers or other material written changes thereto. All the material contracts as set out under Part A of Schedule G are valid and in full force and effect and the Vendors are not aware of any facts or events which may result in any of the Material Contracts to be terminated prior to expiry by the relevant parties. All Material Contracts listed in Part B of Schedule G are valid and in full force and effect and the Vendors are not aware of any facts or events which may result in any of such contracts not being renewed.

     (q) Assets. The company has legal and beneficial ownership of all assets owned, possessed or used by the company as indicated in the April 30 Statements free and clear of any Encumbrances. No other Person owns any such property and assets which are being used by the company except for the leased property and personal property leased by the company pursuant to the Material Contracts.

     (r) Material Relations. None of the parties to any of the Material Contracts have in any way expressed to the company or the Vendors any intent to reduce the amount of or terminate its business with the company in the future. In particular, all the contracts and arrangement with China Mobile (CHINESE CHARACTERS) which entitle M-In to conduct business nation wide with respect to (i) multimedia message service; (iii) wireless application protocol; (iv) interactive voice response; and (v) mobile game (Java) and at individual provinces with respect to (i) short message service; and (ii) mobile color ring bank tone shall be valid and in full force and effect and shall be renewable at the discretion of the company throughout until the Closing Date. There is no Material Adverse Change on the company's cooperation with China Mobile (CHINESE CHARACTERS).

     (s) Insurance and Banking Facilities. Schedule H contains a complete and correct list of (i) all contracts of insurance or indemnity of the company in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date) and (ii) the names and locations of all banks in which the company has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from the company with respect to any such contracts of insurance or indemnity have been paid, and there are no act, or failures to act that has or might cause any such contract to be cancelled or terminated. All known claims for insurance or indemnity have been presented.

     (t) Employees. The company has no written or oral contract of employment or other employment agreement with any of its employees (including any contracts relating to the temporary use or loaning of employees) that are not terminable at will by the company without payment of severance or termination payments or benefits. Except as would not have a Material Adverse Change on the business or assets of the company, the company is not a party to any pending or threatened labour dispute concerning the company's business or employment practices or the subject of any organizing drive, labour grievance or petition to certify a labour union. The company has complied with in all material aspects all applicable laws, treaties, ordinances, rules, and regulations and requirements relating to the employment of labour. Except as would not have a Material Adverse Change on the business or assets of the company, there are no claims pending or to the best of the knowledge of the Vendors, threatened to be brought against the company, in any court or administrative agency by any former or current employees of the company. Except as set forth in the Disclosure Schedule, the company has made all required contributions under the laws of the PRC in respect of wages, salaries and other payments to all employees, officers and directors and has timely paid all such amounts to the proper PRC authority except as would not have a Material Adverse Change on the business or assets of the company.

     (u) Certain Agreements. Neither the execution and delivery of this Agreement nor the performance of its obligations contained in them will: (i) result in any payment by the company (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of the company under any employee benefit plan, agreement, or otherwise,
          (ii) increase any benefits otherwise payable under any employee benefit plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (v) Guarantees and Suretyships. The company has no powers of attorney outstanding and the company has no obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity other than as an endorser of negotiable instruments in the ordinary course of business.

     (w) Absence of Questionable Payments. None of the company nor any of its respective Affiliates, directors, officers, agents, employees or other persons acting on its behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. None of the company nor any of its respective Affiliates, directors, officers, agents, employees or other persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

6.3  General

     (a) The Group Structure Agreements. In respect of the parties or persons under the Control of the Vendors (i) Each of the Group Structure Agreements has been duly executed by the parties thereto, are in full force and effect and constitutes the valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganisation, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable principles. (ii) The execution, delivery and performance of each of the Group Structure Agreements by the parties thereto do not conflict with or violate any existing and publicized law, regulation or governmental order in the PRC. (iii) Except as set forth in the Disclosure Schedule, the execution, delivery and performance of each of the Group Structure Agreements by the parties thereto do not and will not require any other consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority in the PRC or, if any such consent, approval, authorization, order, action, filing or notification is required, they have been obtained or made or will be obtained or made prior to the Closing Date.

     (b) The Closing Deliverable Agreements. On or before Closing Date, each of the Closing Deliverable Agreements will have been duly executed by the parties thereto and, as at Closing Date, will be in full force and effect and will constitute the valid and legally binding obligations of the parties thereto enforceable in accordance with their terms at Closing Date.

     (c) Full Disclosure. (i) The Vendors are not aware of any facts which could materially adversely affect it, any member of the Group, the PRC Company or which are likely in the future to materially adversely affect any of them and which have not been disclosed by or on behalf of the Vendors in connection with or pursuant to this Agreement. (ii) No representation or warranty in this Agreement, nor any statement or certificate furnished or to be furnished to XFM pursuant to or in connection with this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     (d) Reliance. The representations and warranties are made by the Vendors with the knowledge and expectation that XFM are placing reliance thereon.

6.4  Vendors and Covenantors

     (a) Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its jurisdiction of incorporation.

     (b) Authorisation and Authority. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

     (c) Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to sale the Company Shares and to execute, deliver and perform this Agreement.

     (d) Compliance with Laws and Other Instruments. It holds, and at all times has held all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation, except for those violations which will not cause Material Adverse Change to the business or assets of the PRC Company.

     (e) Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its charter documents;
     (ii) require any Consents by Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.


7.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF XFM

     XFM hereby represents, warrants and covenants to the Vendors that each of the following statements is true:

7.1 Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its jurisdiction of incorporation.

7.2 Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

7.3 Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to purchase the Company Shares and to execute, deliver and perform this Agreement. It has the capacity to pay the Company Shares Consideration and other payment as provided in this Agreement to the Vendors.

7.4 Compliance with Laws and Other Instruments. It holds, and at all times has held all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

7.5 Corporate Governance. Neither the execution and delivery of this Agreement and Ancillary Agreements nor the performance by it of its obligations under this Agreement and Ancillary Agreements will (i) conflict with or result in any breach of its charter documents; (ii) require any Consents by Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which it is a party.


8.   CONDITIONS OF XFM'S OBLIGATIONS TO MAKE THE CLOSING PAYMENT AND THE PRC
     PAYMENT

     The obligations of XFM under this Agreement to complete the purchase of the Company Shares and pay the Closing Payment are subject to the satisfaction or waiver of each of the following (each a "CONDITION" and, collectively, the "CONDITIONS"):

8.1 Representations and Warranties. All representations and warranties shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and at such date.

8.2 Due Diligence. XFM has completed its due diligence review of the Group and is satisfied with the results thereof.

8.3 Performance. Each member of the Group shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, the Ancillary Agreements that are required to be performed or complied with by it on or before the Closing Date.

8.4 No Material Adverse Change. There has not occurred any Material Adverse Change in the Group's business, financial condition, assets or operations since the date of signing of this Agreement.

8.5 Deliverables. All matters and transactions contemplated in Clause 3 have been completed to the satisfaction of XFM and all documents contemplated to be executed and delivered in Clauses 3.1 and 3.5 have been delivered in the forms required.

8.6 Board Approval. XFM's board of directors shall have authorized and approved the execution and delivery of the Agreement and the Ancillary Agreements.

8.7 Group Structure Agreements. All the Group Structure Agreements have been duly executed and delivered by all parties thereto other than XFM, its Affiliates or Nominees.

8.8 Equity Transfer. The Equity Transfer has been duly completed and all documents required to be filed with or delivered to Governmental Entity have been so filed or delivered and all approvals, registration and permits for the Equity Transfer has been duly obtained and completed pursuant to Clause 3.

8.10 M-In Board Composition. All documents required to change the directors of M-In to nominees of XFM shall have been duly completed and signed and, where applicable, filed, submitted to or registered with the relevant Governmental Entity.

8.11 Licenses. All Licenses shall be valid and in full force and shall be renewable solely by M-In or its branch throughout the period from the date of signing of this Agreement Closing Date.

8.12 Company Minimum Funds.

     (a) The Company has at least US$120,000 (the "Company Minimum Funds") at the date of its incorporation of which a portion of the said amount remains in its bank account (the "Company Minimum Funds").

     (b) If the amount in the Company's bank account at Closing is less than the Company Minimum Funds, the Vendors and the Covenantors shall provide to XFM the bank statements, receipts or other evidence of expenses to the satisfaction of XFM of the use of the Company's funds since incorporation of the Company And:

          (i) if the Company incurred all expenses to the satisfaction of XFM, XFM may deduct any shortfall between the aggregate of the actual amount in the Company's account and US$100,000 from the 2007 Amount; and

          (ii) in any other case, XFM may deduct any shortfall between the aggregate of the actual amount in the Company's account and US$100,000 from the 2007 Amount.


9.   INDEMNITY

9.1 Indemnity of XFM. The Vendors and the Covenantors will jointly and severally indemnify and will keep indemnified and save harmless XFM and its nominees from and against the following (collectively, the "LOSSES"), expect to the extent any such Losses are caused by the wilful misconduct or gross negligence of XFM :

     (a) any and all losses, claims, damages (including damages, interest, penalties, fines and monetary sanctions) liabilities and costs incurred or suffered by XFM or its nominees by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty, representation or covenant given under and subject to Section 6 or the inaccuracy of any representation given under and subject to Section 6 made in respect of any the Group contained or referred to in this Agreement in connection therewith provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies available to XFM;

     (b) the non-fulfilment or breach of any covenant, undertaking, agreement or other obligation of any member of the Group to any of the Group Structure Agreements prior to Closing Date;

     (c) save as disclosed in the April 30 Statements, any and all losses, claims, damages liabilities and costs incurred or suffered by any member of the Group by reason of, resulting from, in connection with, or arising in any manner whatsoever out of or from any action, inaction or omission prior to Closing Date including, but not limited to, any diminution in the value of the assets of any of the member of the Group and any payment made or required to be made by the member of the Group and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies available to XFM; or

     (d) any claims arising from or in connection with any of the matters disclosed in Section 6.2(g) II or 6.2(g) III of the Disclosure Schedule.

     (e) Notwithstanding anything to the contrary herein, (i) Losses shall not include indirect, incidental, consequential, special, punitive or exemplary damages; and (ii) in no event shall the obligations of the Vendors and the Covenantors in aggregate under this Agreement exceed an amount equal to the total amounts paid to the Vendors hereunder and subject to XFM's right to holdback under Clause 9.6 and set off any obligations not met by the total amounts paid against future amounts payable but in no event should the amount of the obligations of the Vendors and Covenantors exceed the aggregate amounts to be paid to the Vendors under this Agreement.

9.2 Costs. For the purposes of this Clause, "costs" includes reasonable lawyers' and accountants' fees and expenses, court costs and all other out-of-pocket expenses.

9.3 Survival of Warranties and Indemnity. The representations and warranties of the Covenantors and the Vendors to this Agreement given under and subject to Section 6 and the rights to indemnification under this Agreement with respect to them shall survive until 31 March 2009.

9.4 Third Party Claims. A party entitled to indemnification hereunder (an "INDEMNIFIED PARTY") shall notify promptly the indemnifying party (the "INDEMNIFYING PARTY") in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement. In case any claim, action or proceeding is brought against an Indemnified Party and the Indemnified Party notifies the Indemnifying Party in writing of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) calendar days after receiving notice from such Indemnified Party that the Indemnified Party reasonably believes it has failed to do so; or (ii) if such Indemnified Party who is a defendant in any claim or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction), and the Indemnifying Party shall be liable for any expenses therefor.

9.5  Settlement of Claims.

     (a) No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party and (iii) does not include any injunctive or other non-monetary relief.

9.6  Hold back.

     (a) Upon the timely receipt by the Indemnifying Party of a certificate signed by an officer of the Indemnified Party (an "INDEMNIFICATION CERTIFICATE"): (a) stating (i) that the Indemnified Party has paid, properly accrued or otherwise sustained, a Loss; (ii) or made a reasonable determination in good faith that it will sustain, have to pay, or accrue Loss(es), and (b) specifying in reasonable detail the individual items of Loss(es) included in the amount so stated, the date each such item was sustained, paid, accrued, or the basis for such anticipated Loss, and the nature of the breach of representation, warranty or covenant to which such item is related, the Indemnifying Party shall, subject to the provisions hereof (including, without limitation, Clause 9.6(b), (c), (d) hereof), deliver to the Indemnified Party, in cash, an amount equal to such Loss(es). In case the Indemnified Party is XFM, XFM shall be entitled to holdback the same amount from the 2007 Amount or 2008 Amount ("HOLDBACK AMOUNT").

     (b) If the Indemnifying Party objects in writing to any claim made in an Indemnification Certificate within ten (10) Business Days after delivery of the Indemnification Certificate, both Parties shall attempt in good faith for ten (10) Business Days after delivery of the Indemnifying Party's written objection to agree to the settlement of such claims. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by all such Parties.

     (c) If no such agreement can be reached during such ten (10)-Business Days, either Party may submit the dispute to arbitration under this Agreement.

9.7 Certain Tax Matters. The Vendors and the Covenantors shall jointly and severally indemnify XFM and hold it harmless from and against any loss, claim, liability, expense, or other damage attributable to (i) any and all taxes (or the non-payment thereof) of any member of the Group or the Company or any subsidiary of the Company for all taxable periods ending on or before the Closing Date ("PRE-CLOSING TAX PERIOD"), (ii) all taxes of any member of an affiliated, consolidated, combined or unitary group of which any member of the Group (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, and (iii) any and all taxes of any person (other than any member of the Group) imposed on any member of the Group as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring before the Closing. Payment in full of any amount due from the Vendors and/or Covenantors under this Clause 9.7 shall be made to XFM in immediately available funds at least two Business Days before the date payment of the taxes to which such payment relates is due, or, if no tax is payable, within fifteen days after written demand is made for such payment. Notwithstanding the foregoing, (i) XFM shall provide the Vendors and the Covenantors with reasonably prompt written notice of any proposed tax adjustment that may give rise to the Vendors and Covenantors' indemnification obligation hereunder, shall cooperate with the Vendors and Covenantors and permit the Vendors and/or the Covenantors to participate, at their own expense, in the audit or other proceeding. Notwithstanding the preceding sentence, in the event that Vendors and/or Covenantors want to accept a proposed settlement of a tax claim for which they have an indemnity obligation pursuant to this Clause 9.6 (the "TAX SETTLEMENT OPTION") and XFM determines that it prefers to pursue the tax claim further, XFM may pursue the tax claim without the participation of Vendors or the Covenantors PROVIDED THAT in such case the maximum amount of liability of the Vendors and the Covenantors under such tax claim shall not exceed the amount for which they would have been liable if the Tax Settlement Option were accepted.

     In the case of any taxable period that ends on or before the Closing Date (a "STRADDLE PERIOD"), the amount of any taxes based on or measured by income or receipts of the Group or any member thereof for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and the amount of other taxes of the Group for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.]


10.  TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a) by XFM if, between the date hereof and the Closing Date: (i) there is a Material Adverse Change caused by the Vendors' breach of any provision of this Agreement or the Ancillary Agreements, (ii) any representations and warranties made by the Vendors as contained in this Agreement shall not have been materially true and correct when made, (iii) the Vendors shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) the PRC Company who is a party to any of the Group Structure Agreements makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the PRC Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (b) by the Vendors if, between the date hereof and the Closing Date: (i) any representations and warranties made by XFM contained in this Agreement shall not have been materially true and correct, (ii) XFM shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or
          (iii) XFM makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against XFM seeking to adjudicate XFM in question bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (c) by XFM or the Vendors in the event that any competent governmental authority in the PRC shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the proposed business and operation of the Group or the Group Structure Agreements; or

     (d)  by the written consent of XFM and the Vendors.

10.2 Effect of Termination. In the event of termination of this Agreement as provided in Clause 10.1, this Agreement shall forthwith become void provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement. If, on the date of termination of this Agreement, without prejudice to any other rights and remedies of XFM hereunder, any Equity Interests have been transferred to the Nominees, if requested by the Vendors, XFM shall procure the Nominees to transfer the Equity Interests to the Vendors and take such actions as are necessary for XFM or its Nominees to assign the Equity Interests back to vendors thereof. XFM shall procure its nominees to grant the vendors of the Equity Interests a limited power of attorney to conduct all legal procedures in order to consummate the forgoing actions, where such representation is legally permissible, without restrictions towards legal entities and natural persons, public authorities and courts, to do, sign under hand (or, as required, under personal seal), deliver, receive and perform all and any acts, matters, statements and things which may be necessary to put the vendors of the Equity Interests in ownership, possession, and operating control of the Equity Interests, including execution, acknowledgment and recordation of specific assignments, oaths, declarations and other documents on a country-by-country basis and such other instruments of sale, transfer, conveyance, and assignment as may be required for this purpose.


11.  CONFIDENTIALITY AND NON-DISCLOSURE

11.1 Non-Disclosure of Terms. The terms and conditions of this Agreement and the Ancillary Agreements, including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than by the breach of the confidentiality obligations hereunder.

11.2 Press Releases, Etc. Any press release issued by any party hereto or any member of the Group in relation to this Agreement shall be approved in advance in writing by the each Party to this Agreement, whose consent shall not be unreasonably withheld. No other announcement regarding any of the terms set out in this Agreement in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of each Party to this Agreement, whose consent shall not be unreasonably withheld.

11.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the terms set out in this Agreement to its current or bona fide, employees, bankers, lenders, partners, accountants and attorneys and other professional advisers, in each case only where such persons or entities are under appropriate non-disclosure obligations.

11.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence or terms of this Agreement or the Ancillary Agreements in contravention of the provisions of this Clause, such party (the "DISCLOSING PARTY") shall provide the other parties (the "NON-DISCLOSING PARTIES") with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party. If disclosure is required then to the extent that disclosure of the Ancillary Agreements complies such disclosure requirement then this Agreement shall remain confidential.

11.5 Other Information. The provisions of this Clause shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.


12.  MISCELLANEOUS

12.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.2 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

12.3 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by binding arbitration in accordance with the UNCITRAL Arbitration Rules as present in force in the manner set forth in this Clause 12.3:

     (a) The procedures of this Clause 12.3(b) may be initiated by a written notice (a "DISPUTE NOTICE") given by one party (a "CLAIMANT") to the other, but not before thirty (30) days have passed during which the parties have been unable to reach a resolution. The Dispute Notice shall be accompanied by (i) a statement of the Claimant describing the dispute in reasonable detail and (ii) documentation, if any, supporting the Claimant's position on the dispute. Within twenty (20) days after the other party's (the "RESPONDENT") receipt of the Dispute Notice and accompanying materials, the dispute shall be resolved by binding arbitration in Hong Kong under the UNCITRAL Arbitration Rules. All arbitration procedures pursuant to this paragraph (a) shall be confidential and treated as compromise and settlement negotiations and shall not be admissible in any arbitration or other proceeding.

     (b) The parties shall agree on a single arbitrator to resolve the dispute. If the Parties fail to agree on the designation of an arbitrator within a twenty (20)- day period the Hong Kong International Arbitration Centre shall be requested to designate the single arbitrator. If the arbitrator becomes disabled, resigns or is otherwise unable to discharge the arbitrator's duties, the arbitrator's successor shall be appointed in the same manner as the arbitrator was appointed.

     (c) Any award arising out of arbitration (i) shall be binding and conclusive upon the parties; (ii) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Agreement; (iii) may not include special, indirect, incidental, consequential, special, punitive or exemplary damages or diminution in value; (iv) may in appropriate circumstances include injunctive relief; and (v) may be entered in a court .

     (d) Arbitration shall not be deemed a waiver of any right of termination under this Agreement, and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to termination in accordance with this Agreement.

     (e) The arbitrator may not limit, expand or otherwise modify the terms of this Agreement.

     (f) Each party shall bear its own expenses incurred in any arbitration or litigation, but any expenses related to the compensation and the costs of the arbitrator shall be borne equally by the parties to the dispute.

     (g) If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the parties hereunder, then the party prevailing in that action, and any appeal thereof, shall be entitled to recover its attorney's fees and costs in that action or proceeding, as well as all costs and fees of any appeal or action to enforce any judgment entered in connection therewith.

12.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon postal service delivery, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or by facsimile at the facsimile number set out on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

12.7 Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in the preparation, negotiation and execution of this Agreement.

12.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

12.9 Language. This Agreement shall be executed in English.

                                   EXECUTION

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE PURCHASER

For and on behalf of XINHUA FINANCE MEDIA LIMITED
By:

/s/ Fredy Bush


Name:  Fredy Bush

Title: Director


Address of XFM:

Suite 3905-09, 1 Grand Gateway
1 Hongqiao Lu
Shanghai 20030

Telephone: 86-21-6113-5900

Facsimile: 86-21-6448-4955

THE COMPANY

For and on behalf of EAST ALLIANCE LIMITED
By:

/s/ Pang Hon Pan


Name:  Pang Hon Pan

Title: Director


Address of the Company:

2nd Floor, Abbott Building
Road Town, Tortola
British Virgin Islands

Telephone:

Facsimile:

THE VENDORS

For and on behalf of DIVINE PROSPECT LIMITED
By:

/s/ Pang Hon Pan


Name:  Pang Hon Pan

Title: Authorized Signatory


Address of the Company:

2nd Floor, Abbott Building
Road Town, Tortola
British Virgin Islands

Telephone:

Facsimile:

For and on behalf of MULTI INTERACTIVE COMMUNICATION
LIMITED
By:

/s/ Cynthia Rachel Marianne Suzuma Jonstromer


Name:  Cynthia Rachel Marianne Suzuma Jonstromer


Title: Director

Address of the Company:

Akara Building, 24 De Castro Street,
Wichkams Cay 1, Road Town,
Tortola, British Virgin Islands

Telephone:

Facsimile:

THE COVENANTORS


By XIAO JIANBING

/s/ Xiao Jianbing

Name: XIAO JIANBING

Address:



Telephone:

Facsimile:


By XIAO QINGPING

/s/ Xiao Qingping

Name: XIAO QINGPING

Address:



Telephone:

Facsimile:

                                   SCHEDULE A

                            DETAILS OF COMPANY SHARES

PURCHASER  VENDOR                     NO. OF COMPANY   AMOUNT PAYABLE AT COMPANY
                                          SHARES                CLOSING

XFM        Divine Prospect Limited        42,500               US$42,500

XFM        Multi Interactive               7,500               US$ 7,500
           Communication Limited

                                          50,000               US$50,000

                                   SCHEDULE B

                           GROUP STRUCTURE AGREEMENTS


1.   Loan Agreement to be signed by Nominee 1, Nominee 2 and WFOE.

2. Equity Pledge Agreement to be entered into amongst Nominee 1, Nominee 2, M-In and WFOE and representing pledge of [50]% of equity interest in M-In by Nominee 1 and pledge of another 50% by Nominee 2 in favour of WFOE.

3. Capital Contribution Certificate and Shareholders' Registry to be issued to Nominee 1 and Nominee 2.

4. Exclusive Equity Purchase Option Agreement to be entered into by and among Nominee 1, Nominee 2, M-In and WFOE.

5.   Equity transfer agreement signed in blank by Nominee 1.

6.   Equity transfer agreement signed in blank by Nominee 2.

7.   Authorisation letter signed in blank by Nominee 1.

8.   Authorization letter signed in blank by Nominee 2.

9. Subrogation Agreement to be entered into amongst Nominee 1, Nominee 2, WFOE and M-In.

10. Authorisation letter signed in blank by Nominee 1 approving appointment of attorney.

11. Authorization letter signed in blank by Nominee 2 approving appointment of attorney.

12. Letter of resignation to be signed in blank by Xu Chang Ji for acting as executive director of M-In.

13. Shareholders' resolution to be signed in blank approving resignation of Xu Chang Ji as executive director.


SERVICE AGREEMENT

                                   SCHEDULE C

   CORPORATE DETAILS OF THE GROUP AS AT THE DATE OF SIGNING OF THIS AGREEMENT

A.   THE COMPANY

--------------------------------------------------------------------------------
NAME                                  EAST ALLIANCE LIMITED

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       2 June, 2006, British Virgin Islands

--------------------------------------------------------------------------------
INCORPORATION NUMBER                  1031254

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    ATC Trustees (BVI) Limited of 2nd Floor,
                                      Abbott Building, Road Town, Tortola,
                                      British Virgin Islands

--------------------------------------------------------------------------------
AUTHORIZED CAPITAL                    US$50,000 divided into 50,000 shares of
                                      par value US$1.00

--------------------------------------------------------------------------------
ISSUED CAPITAL                        50,000 ordinary shares

--------------------------------------------------------------------------------
SHAREHOLDER                           NAME                       NUMBER OF
                                                                 ORDINARY SHARES

--------------------------------------------------------------------------------
                                      Divine Prospect Limited    42,500
--------------------------------------------------------------------------------
                                      Multi Interactive          7,500
                                      Communication Limited
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      TOTAL:                     50,000

--------------------------------------------------------------------------------
DIRECTOR(S)                           NIE Xiao Ling
                                      PANG Hon Pan
                                      Cynthia Rachel M SUZUMA JONSTRoMER

--------------------------------------------------------------------------------
COMPANY SECRETARY                     ATC Trustees (BVI) Limited

--------------------------------------------------------------------------------

B.   WFOE

--------------------------------------------------------------------------------
NAME                                  Wuxianshijie (Beijing) Information
                                      Technology Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       May 30th, 2007, PRC

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    109, No. 109, Hongdabei Road, Beijing
                                      Economic and Technology Development Zone,
                                      Beijing, PRC

--------------------------------------------------------------------------------
REGISTERED CAPITAL                    US$100,000

--------------------------------------------------------------------------------
SHAREHOLDER                           NAME                       SHAREHOLDING

--------------------------------------------------------------------------------
                                      East Alliance Limited      100%

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Xu Changji

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Development and production of computer
                                      softwares; sale of self-produced products;
                                      provide transfer of self-developed
                                      technology, technology consulting and
                                      technology service
--------------------------------------------------------------------------------

C.   M-IN

--------------------------------------------------------------------------------
NAME                                  Beijing Mobile Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       19 November 2003, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   1101052628368

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    Room 3A15, No.1, Lizhe Zhong 2 Road,
                                      Chaoyang District, Beijing

--------------------------------------------------------------------------------
REGISTERED CAPITAL                    RMB10,000,000

--------------------------------------------------------------------------------
SHAREHOLDER                           NAME                      SHAREHOLDING

--------------------------------------------------------------------------------
                                      Xiao Jianbing         RMB5,100,000 (51%)

--------------------------------------------------------------------------------
                                      Xiao Qingping         RMB4,900,000 (49%)

--------------------------------------------------------------------------------
                                      TOTAL:                RMB10,000,000 (100%)

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Xu Changji

--------------------------------------------------------------------------------
DIRECTOR & MANAGEMENT                 Xu Changji (Executive Director & Manager)
                                      Xiao Jianbing (Supervisor)
                                      Xiao Qingping (Supervisor)

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Information services of the second type of
                                      telecom value-added services (exclusive of
                                      fixed network telecom information
                                      services);

                                      Internet information services (except
                                      contents of news, publication, education, medical health, medicine, medical treatment instruments and BBS);

                                      The Company shall not operate business
                                      prohibited by laws, regulations and State
                                      Council;

                                      Where laws, regulations and State Council specify business shall be subjected to permission, the Company shall operate business after being permitted by relevant authorities and registered with AIC;

                                      The Company may freely choose business
                                      projects and operate business, where there is no requirement by government authority under relevant laws and regulations.

--------------------------------------------------------------------------------
BUSINESS TERM                         19 November 2003 to 18 November 2013

--------------------------------------------------------------------------------

D.   THE BRANCHES

1.   BEIJING BRANCH

--------------------------------------------------------------------------------
NAME                                  Beijing Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       28 October 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   1101051900899(1-1)

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    Room 1510, Lanbao North District, Dawang
                                      Road, West Chaoyang District, Beijing

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Xu Changji

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Beijing Branch shall not operate
                                      businesses prohibited by laws,
                                      administrative regulations and State
                                      Council of the People's Republic of China;

                                      Where laws, regulations and State Council specify business shall be subjected to permission, Company shall operate business after being permitted by relevant authorities and registered with AIC;

                                      Beijing Branch may freely choose projects and operate businesses, where there is no requirement by relevant authorities under laws, regulations and decisions by State
                                      Council of the PRC.

--------------------------------------------------------------------------------


2.   CHENGDU BRANCH

--------------------------------------------------------------------------------
NAME                                  Chengdu Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       21 March 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   5101092900744

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    No. 73, Ziwei Road East, High New
                                      Technology Zone, Chengdu

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Huang Lin

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Mobile network value-added telecom
                                      services;

                                      Internet information services (except
                                      contents of news, publication, education, medical treatment and health care, medicine, medical instrument and BBS);

                                      Other legitimate projects where there is no requirement on permission or approval by relevant authorities.

--------------------------------------------------------------------------------

3.   LANZHOU BRANCH

--------------------------------------------------------------------------------
NAME                                  Lanzhou Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       August 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   6201022302048 (1-1)

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    No. 17, Tian Shui Road Central, Chengguan
                                      District, Lanzhou

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Huang Lin

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Information services of the second type of
                                      value added telecom services (except fixed
                                      network telecom information services);

                                      Internet information services (except
                                      contents of news, publication, education, medical treatment and health care, medicine, medical instrument and electronic bulletin services).

--------------------------------------------------------------------------------


4.   SHANGHAI BRANCH

--------------------------------------------------------------------------------
NAME                                  Shanghai Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       2 August 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   31011520234399000

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    Block B, Room 503, No. 37, Fang Hua Road,
                                      New Pudong District, Shanghai

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Huang Lin

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Information services (exclusive of fixed
                                      network telephone information services);

                                      Value term: until 8 September 2009);

                                      Operating business upon service licenses.

--------------------------------------------------------------------------------

5.   SHENYANG BRANCH

--------------------------------------------------------------------------------
NAME                                  Shenyang Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       10 May 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   2101052202023 (1-1)

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    No. 44, Taishan Road, Wanggu District,
                                      Shenyang

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Huang Lin

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Information services of the second type of
                                      value added telecom services
                                      (non-exclusive of fixed network telecom
                                      information services).

--------------------------------------------------------------------------------


6.   SHENZHEN BRANCH

--------------------------------------------------------------------------------
NAME                                  Shenzhen Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       14 June 2004, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   4403011145125

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    Room 207, Block 3, Li Zhi Court,
                                      Hua Qiao Cheng Road, Nanshan District,
                                      Shenzhen

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Xu Changji

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Technology developments and sales of
                                      computer software, hardware and electronic
                                      products;

                                      Domestic business;

                                      Supplies and sales of materials (except
                                      commodities subjected to monopoly rights,
                                      monopolized controls and restricted
                                      projects).
--------------------------------------------------------------------------------

                                   SCHEDULE D

        CORPORATE DETAILS OF THE GROUP IMMEDIATELY FOLLOWING CLOSING DATE

A.   THE COMPANY

--------------------------------------------------------------------------------
NAME                                  EAST ALLIANCE LIMITED

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       2 June 2006, British Virgin Islands

--------------------------------------------------------------------------------
INCORPORATION NUMBER                  1031254

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    ATC Trustees (BVI) Limited of 2nd Floor,
                                      Abbott Building, Road Town, Tortola,
                                      British Virgin Islands

--------------------------------------------------------------------------------
AUTHORIZED CAPITAL                    US$50,000 divided into 50,000 shares of
                                      par value US$1.00

--------------------------------------------------------------------------------
ISSUED CAPITAL                        50,000 ordinary shares

--------------------------------------------------------------------------------
SHAREHOLDER                           NAME                   NUMBER OF ORDINARY
                                                             SHARES

--------------------------------------------------------------------------------
                                      XFM                    50,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      TOTAL:                 50,000

--------------------------------------------------------------------------------
DIRECTOR(S)                           PANG Hon Pan
                                      NIE Xiao Ling
                                      Cynthia Rachel M SUZUMA JONSTRoMER

--------------------------------------------------------------------------------
COMPANY SECRETARY                     ATC Trustees (BVI) Limited

--------------------------------------------------------------------------------

B.   WFOE

--------------------------------------------------------------------------------
NAME                                  Wuxianshijie (Beijing) Information
                                      Technology Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       May 30th, 2007, PRC

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    109, No. 109, Hongdabei Road, Beijing
                                      Economic and Technology Development Zone,
                                      Beijing, PRC

--------------------------------------------------------------------------------
REGISTERED CAPITAL                    US$100,000

--------------------------------------------------------------------------------
SHAREHOLDER                           NAME                     SHAREHOLDING

--------------------------------------------------------------------------------
                                      East Alliance Limited    100%

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Xu Changji

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Development and production of
                                      computer softwares; sale of self-produced
                                      products; provide transfer of self-
                                      developed technology, technology
                                      consulting and technology service
--------------------------------------------------------------------------------

C.   M-IN

--------------------------------------------------------------------------------
NAME                                  Beijing Mobile Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       19 November 2003, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   1101052628368

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    Room 3A15, No.1, Lizhe Zhong 2 Road,
                                      Chaoyang District, Beijing

--------------------------------------------------------------------------------
REGISTERED CAPITAL                    RMB10,000,000

--------------------------------------------------------------------------------
SHAREHOLDER                           NAME                     SHAREHOLDING

--------------------------------------------------------------------------------
                                      Nominee 1              RMB5,000,000 (50%)

--------------------------------------------------------------------------------
                                      Nominee 2              RMB5,000,000 (50%)

--------------------------------------------------------------------------------
                                                   Total:  RMB10,000,000 (100%)
--------------------------------------------------------------------------------
DIRECTOR & MANAGEMENT                 Nominee of the Vendors (Director & Legal
                                      Representative)
                                      Nominee 1 (Director & Chairman)
                                      Nominee 2 (Director)

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Information services of the second type of
                                      telecom value-added services (exclusive of
                                      fixed network telecom information
                                      services);

                                      Internet information services (except
                                      contents of news, publication, education, medical health, medicine, medical treatment instruments and BBS);

                                      The Company shall not operate business
                                      prohibited by laws, regulations and State
                                      Council;

                                      Where laws, regulations and State Council specify business shall be subjected to permission, the Company shall operate business after being permitted by relevant authorities and registered with AIC;

                                      The Company may freely choose business
                                      projects and operate business, where there is no requirement by government authority under relevant laws and regulations.

--------------------------------------------------------------------------------
BUSINESS TERM                         19 November 2003 to 18 November 2013

--------------------------------------------------------------------------------

D.   THE BRANCHES

1.   BEIJING BRANCH

--------------------------------------------------------------------------------
NAME                                  Beijing Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       28 October 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   1101051900899(1-1)

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    Room 1510, Lanbao North District, Dawang
                                      Road, West Chaoyang District, Beijing

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Xu Changji

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Beijing Branch shall not operate
                                      businesses prohibited by laws,
                                      administrative regulations and State
                                      Council of the People's Republic of China;

                                      Where laws, regulations and State Council specify business shall be subjected to permission, Company shall operate business after being permitted by relevant authorities and registered with AIC;

                                      Beijing Branch may freely choose projects and operate businesses, where there is no requirement by relevant authorities under laws, regulations and decisions by State
                                      Council of the PRC.

--------------------------------------------------------------------------------


2.   CHENGDU BRANCH

--------------------------------------------------------------------------------
NAME                                  Chengdu Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       21 March 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   5101092900744

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    No. 73, Ziwei Road East, High New
                                      Technology Zone, Chengdu

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Huang Lin

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Mobile network value-added telecom
                                      services;

                                      Internet information services (except
                                      contents of news, publication, education, medical treatment and health care, medicine, medical instrument and BBS);

                                      Other legitimate projects where there is no requirement on permission or approval by relevant authorities.

--------------------------------------------------------------------------------

3.   LANZHOU BRANCH

--------------------------------------------------------------------------------
NAME                                  Lanzhou Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       August 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   6201022302048 (1-1)

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    No. 17, Tian Shui Road Central, Chengguan
                                      District, Lanzhou

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Huang Lin

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Information services of the second type of
                                      value added telecom services (except fixed
                                      network telecom information services);

                                      Internet information services (except
                                      contents of news, publication, education, medical treatment and health care, medicine, medical instrument and electronic bulletin services).

--------------------------------------------------------------------------------


4.   SHANGHAI BRANCH

--------------------------------------------------------------------------------
NAME                                  Shanghai Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       2 August 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   31011520234399000

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    Block B, Room 503, No. 37, Fang Hua Road,
                                      New Pudong District, Shanghai

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Huang Lin

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Information services (exclusive of  fixed
                                      network telephone information services);

                                      Value term: until 8 September 2009);

                                      Operating business upon service licenses.

--------------------------------------------------------------------------------

5.   SHENYANG BRANCH

--------------------------------------------------------------------------------
NAME                                  Shenyang Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       10 May 2005, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   2101052202023 (1-1)

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    No. 44, Taishan Road, Wanggu District,
                                      Shenyang

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Huang Lin

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Information services of the second type of
                                      value added telecom services
                                      (non-exclusive of fixed network telecom
                                      information services).

--------------------------------------------------------------------------------


6.   SHENZHEN BRANCH

--------------------------------------------------------------------------------
NAME                                  Shenzhen Branch of Beijing Mobile
                                      Interactive Co., Ltd.

--------------------------------------------------------------------------------
DATE AND PLACE OF INCORPORATION       14 June 2004, PRC

--------------------------------------------------------------------------------
REGISTRATION NUMBER                   4403011145125

--------------------------------------------------------------------------------
REGISTERED ADDRESS                    Room 207, Block 3, Li Zhi Court, Hua Qiao
                                      Cheng Road, Nanshan District, Shenzhen

--------------------------------------------------------------------------------
LEGAL REPRESENTATIVE                  Xu Changji

--------------------------------------------------------------------------------
BUSINESS SCOPE                        Technology developments and sales of
                                      computer software, hardware and electronic
                                      products;

                                      Domestic business;

                                      Supplies and sales of materials (except
                                      commodities subjected to monopoly rights, monopolized controls and restricted projects).

--------------------------------------------------------------------------------

                                   SCHEDULE E

                              INTELLECTUAL PROPERTY

A.   DOMAIN NAMES OWNED BY M-IN

----------------------------------------------------------------------------------------------------------------
   NO.          DOMAIN NAME           REGISTRATION DATE           EXPIRY DATE               CERTIFICATE
----------------------------------------------------------------------------------------------------------------
   1.      Actionmedia.info        29 July 2005             29 July 2007             Certificate of Generic
                                                                                     Top Level Domain Name
----------------------------------------------------------------------------------------------------------------
   2.      Sqwap.cn                12 May 2006              24 May 2008              CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   3.      Aswap.cn                15 May 2006              24 May 2008              CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   4.      Bxwap.cn                15 May 2006              24 May 2008              CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   5.      Worldtop10.org          6 September 2006         6 September 2007         Certificate of Generic
                                                                                     Top Level Domain Name
----------------------------------------------------------------------------------------------------------------
   6.      Worldtop10.cn           6 September 2006         6 September 2007         CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   7.      56jiaoyi.net            12 December 2006         12 December 2007         Certificate of Generic
                                                                                     Top Level Domain Name
----------------------------------------------------------------------------------------------------------------
   8.      56jiaoyi.net.cn         12 December 2006         12 December 2007         CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   9.      56jiaoyi.com.cn         12 December 2006         12 December 2007         CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   10.     56jiaoyi.cn             12 December 2006         12 December 2007         CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   11.     56jiaoyi.com            11 December 2006         11 December 2007         Certificate of Generic
                                                                                     Top Level Domain Name
----------------------------------------------------------------------------------------------------------------
   12.     Cnwap.cn                12 December 2006         23 February 2008         CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   13.     Haowap.cn               12 December 2006         23 February 2008         CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   14.     xxxwap.cn               9 March 2007             9 March 2008             CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   15.     m-in.cn                 19 March 2007            9 April 2009             CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   16.     m-in.com.cn             19 March 2007            9 April 2009             CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------
   17.     m-in.net.cn             19 March 2007            9 April 2009             CNNIC Internet Domain
                                                                                     Name Certificate
----------------------------------------------------------------------------------------------------------------

B.   TRADEMARKS OWNED OR APPLIED FOR BY M-IN

----------------------------------------------------------------------------------------------------------------
              APPLICATION NUMBER/                  TRADEMARK                 CURRENT               TYPE OF
              REGISTRATION NUMBER                                           SITUATION            APPLICATION
----------------------------------------------------------------------------------------------------------------
1.                  4444829/           M-In BOARD and IN design            Waiting for        Trademark
                                                                           approval           registration
----------------------------------------------------------------------------------------------------------------
2.                  4444828/           M-In BOARD and IN design            Waiting for        Trademark
                                                                           approval           registration
----------------------------------------------------------------------------------------------------------------
3.                  4444827/           M-In BOARD and IN design            Waiting for        Trademark
                                                                           approval           registration
----------------------------------------------------------------------------------------------------------------
4.                  4444826/           IN design                           Waiting for        Trademark
                                                                           approval           registration
----------------------------------------------------------------------------------------------------------------
5.                  4444825/           IN design                           Waiting for        Trademark
                                                                           approval           registration
----------------------------------------------------------------------------------------------------------------
6.                  4444824/           IN design                           Waiting for        Trademark
                                                                           approval           registration
----------------------------------------------------------------------------------------------------------------
7.                  4444830/           M-In                                Waiting for        Trademark
                                                                           approval           registration
----------------------------------------------------------------------------------------------------------------
8.                  4444832/           M-In                                Waiting for        Trademark
                                                                           approval           registration
----------------------------------------------------------------------------------------------------------------
9.                  4444831/           M-In                                Waiting for        Trademark
                                                                           approval           registration
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE F

                                     LEASES

WFOE

[M-IN TO COMPLETE.]

----------------------------------------------------------------------------------------------------------------
TENANT        LANDLORD                  DATE OF             ADDRESS              ACTUAL           TERM
                                        AGREEMENT                                OCCUPIER
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


M-IN

----------------------------------------------------------------------------------------------------------------
           LESSOR       LESSEE             LOCATION               AREA/USAGE       VALID            RENT
                                                                                   TERM
----------------------------------------------------------------------------------------------------------------
   1     Wufan        M-In        Rm. 1601 and 15F,              1315.32 m(2)     23 April      RMB163,363.00
                                  Lanbao International           /Office          2005 to 22    per month
                                  Center Office Building,                         April 2008
                                  East Dawang Road,
                                  Chaoyang District, Beijing
----------------------------------------------------------------------------------------------------------------
   2     Beijing      M-In        Rm. 3A15, Zhongchen            62 m(2)          23 November   RMB4,903.17 per
         Taifude                  Office Building,               /Office          2005 to 22    month
         Property                                                                 November
         Management                                                               2006
         Co., Ltd.
----------------------------------------------------------------------------------------------------------------
   3     M-In         Good        Some rooms of 15F,                              1 November    RMB80,000.00 per
                      Media       Lanbao International                            2005 to 31    month
                                  Center Office Building,                         December
                                  East Dawang Road,                               2006
                                  Chaoyang District, Beijing
----------------------------------------------------------------------------------------------------------------


THE BRANCHES

----------------------------------------------------------------------------------------------------------------
TENANT         LANDLORD                  DATE OF           ADDRESS               ACTUAL         TERM
                                         AGREEMENT                               OCCUPIER
----------------------------------------------------------------------------------------------------------------
Xu Chang Ji    Li Wei                    19 April 2007     Room 207, San         Shenzhen       From 20 April
                                                           Cun, Lizhi Yuan,      Branch of      2007 to 20 April
                                                           Huaqiao City,         M-In           2008
                                                           Nansan District,
                                                           Shenzhen
----------------------------------------------------------------------------------------------------------------
M-In           Shi Xianhua               10 March 2005     [Chengdu]             Chengdu        From 10 March
                                                                                 Branch of      2005 to 9 March
                                                                                 M-In           2006
----------------------------------------------------------------------------------------------------------------
Shenyang       Li Gang                   1 March 2007      No. 44, Taishan       Shenyang       From 1 March
Branch                                                     Road, Huanggu         Branch of      2007 to 29
                                                           District, Shenyang    M-In           February 2008
----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE G

                               MATERIAL CONTRACTS

This is a list of material contracts.

                                   SCHEDULE H

                               INSURANCE AND BANK

                              [JCTD TO COMPLETE.]

1.   M-IN

This is a list of bank accounts.


2.   THE BRANCHES

None.

                                   SCHEDULE I

                          FORM OF MANAGEMENT CONTRACT

                                   SCHEDULE J

              LIST OF MANAGEMENT ENTERING INTO MANAGEMENT CONTRACT

1) Oa Meng
2) Huang Lin
3) Xu Changji

                                   SCHEDULE K

                            FORM OF NON-COMPETE DEED

                                   SCHEDULE L

                LIST OF PERSONNEL ENTERING INTO NON-COMPETE DEED

1) Oa Meng
2) Huang Lin
3) Xu Changji

                                   SCHEDULE M

                            EQUITY TRANSFER DOCUMENTS

                                   SCHEDULE N

                             LICENSES / CERTIFICATE

----------------------------------------------------------------------------------------------------------------
   LICENCE /             ISSUING           ISSUING       VALID TERM       TYPE OF           SCOPE OF BUSINESS
  CERTIFICATE           AUTHORITY           DATE                          BUSINESS
----------------------------------------------------------------------------------------------------------------
Value-added         Ministry of          8 September    8 September    Information        Internet information
Telecom             Information          2004           2004 to        services of the    services exclusive of
Services License    Industry of the                     8 September    second type of     news, publication,
                    People's                            2009           telecom            education, medical
[B2-20040215]       Republic of China                                  value-added        health, medicine,
                                                                       services           medical treatment
                                                                       (exclusive of      instruments and BBS
                                                                       fixed network
                                                                       telephone
                                                                       information
                                                                       services)

----------------------------------------------------------------------------------------------------------------
Certificate of      Beijing Science      17 January     17 January
Approval for        and Technology       2006           2006 to 16
Establishment       Committee                           January
of High                                                 2008
Technology
Enterprise


----------------------------------------------------------------------------------------------------------------
Business Licence


----------------------------------------------------------------------------------------------------------------
Tax                 Beijing              14 December
Registration        Municipal            2006
Certificate         Office, State
                    Administration
[11010875674355X]   of Taxation;
                    Beijing local
                    taxation Bureau


----------------------------------------------------------------------------------------------------------------
Social              Beijing Haidian      9 March
Insurance           District Social      2005
Registration        Insurance Fund
Certificate         Administration
                    Center


----------------------------------------------------------------------------------------------------------------
Organization        General                             From 7
Code Certificate    Administration                      December
                    of Quality                          2005 to 7
                    Supervision,                        December
[75674355]          Inspection and                      2009
                    Quarantine of
                    PRC

----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE O

                               APRIL 30 STATEMENTS

                              DISCLOSURE SCHEDULE